Exhibit (d)

Control No.	Maximum Primary Subscription Shares Available: Number of Rights Issued:
SUBSCRIPTION CERTIFICATE
THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME ON JANUARY 18, 2008 (unless extended)
HIGHLAND CREDIT STRATEGIES FUND
SUBSCRIPTION RIGHTS FOR COMMON SHARES OF BENEFICIAL INTEREST
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.
Dear Shareholder:
You are entitled to exercise the Rights issued to you as of December 21, 2007, the Record Date for the Offer, to subscribe for the number of common shares of beneficial interest of The Highland Credit Strategies Fund. (the “Trust”) shown on this Subscription Certificate pursuant to the primary subscription upon the terms and conditions specified in the Trust’s prospectus dated December [ ], 2007 (the “Prospectus”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a Rights holder, you are entitled to purchase one common share for each three Rights you exercise. If you hold less than three Rights, you are entitled to subscribe for one common share. In accordance with the over-subscription privilege, as a Rights holder, you also are entitled to subscribe for additional common shares, subject to certain limitations and subject to allotment, if common shares remaining after the exercise of Rights pursuant to the primary subscription are available and you have fully exercised all Rights issued to you. To the extent that sufficient common shares are not available to honor all over-subscription requests, unsubscribed common shares will be allocated pro-rata among those Record Date Shareholders who over-subscribe based on the number of shares of the Trust’s common shares they owned on the Record Date. The Trust will not offer or sell any common shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.
In order to exercise your Rights, you must present to The Colbent Corporation, by 5:00 p.m., Eastern time, on January 18, 2008 (unless extended, the “Expiration Date”), either (1) a properly completed and executed subscription certificate and a money order or check drawn on a bank located in the United States of America and payable to Highland Credit Strategies Fund for an amount equal to the number of Shares subscribed for under the primary subscription and over-subscription (if applicable) multiplied by the estimated Subscription Price of [ ], or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed subscription certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to Highland Credit Strategies Fund for an amount equal to the number of common shares subscribed for under the primary subscription and over-subscription (if applicable) multiplied by the estimated Subscription Price of $[ ].
If a Notice of Guaranteed Delivery is used, a properly completed subscription certificate, together with payment in full, as described above, must be received by The Colbent Corporation no later than January 24, 2008, unless the Offer is extended. See “The Offer—Exercise of Rights” and “The Offer—Payment for Shares” in the Prospectus.
No later than January 31, 2008, The Colbent Corporation will send you a confirmation (or, if you own your shares through a depository or nominee, to such depository or nominee), showing (i) the number of common shares acquired pursuant to the primary subscription, (ii) the number of common shares, if any, acquired pursuant to the over-subscription privilege, (iii) the per share and total purchase price for the common shares, and (iv) any additional amount payable by you or any excess to be refunded to you. Any excess payment to be refunded will be mailed as promptly as practicable.
Participants in the Trust’s dividend reinvestment plan (the “Plan”) will have any common shares acquired pursuant to the primary subscription or over-subscription privilege credited to their shareholder dividend reinvestment accounts in the Plan.
Shareholders whose common shares are held of
record by Cede & Co. or by any other
depository or nominee on their behalf or their
broker-dealers’ behalf will have any common
shares acquired during the subscription period
credited to the account of Cede & Co. or other
depository or nominee. Common shares acquired
pursuant to the over-subscription privilege
will be certificated and share certificates
representing these common shares will be sent
directly to Cede & Co. or other depository or
nominee. With respect to all other
shareholders, share certificates for all
common shares acquired pursuant to the primary
subscription or over-subscription privilege
will be mailed promptly after payment for the
common shares subscribed for has cleared.

SAMPLE CALCULATION:
To subscribe for your primary subscription shares please complete line “A” on the card below.
30 Shares = 30 Rights. 30 Rights divided by 3 = 10 primary subscription shares. The maximum number of primary subscription shares would be 10. Fractional shares will be dropped. If you hold less than 3 Rights in total, you can subscribe for one common share.

A.	30	/3 =	10	X	$[ ]	=	$[ ]

	(No. of Rights)		(No. of shares)		(Estimated subscription price)		(Payment to be remitted)
Please note that $[ ] is an estimated Subscription Price only. The Subscription Price will be determined on January 18, 2008, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and the price of a common share.
To subscribe for any common shares pursuant to the over-subscription privilege please complete line “B” below.
Please Note: Only Record Date Shareholders who have exercised their primary subscription in full may apply for common shares pursuant to the over-subscription privilege.
METHOD OF EXERCISE OF RIGHTS:

By First Class Mail:	By Express Mail or Overnight Courier:	By Hand:
The Colbent Corporation Attention: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	The Colbent Corporation Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184	The Colbent Corporation Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184
Confirm by Telephone: 1-781-930-4900. Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
These Subscription Rights Are Transferable
Expiration Date (January 18, 2008 unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Primary Subscription (3 Rights = 1 Share)	(Rights Exercised)	÷	3	=	(No. of Shares requested rounded down to nearest whole shares)	x	$	(Estimated Subscription Price)	=	$	D.	☐ ☐	The following broker-dealer is being designated as having been instrumental in the exercise of this Subscription Right: UBS Securities LLC
B.	Over- Subscription Privilege					(No. of Shares)	x	$	(Estimated Subscription Price)	=	$			Representative Name:
												E. F.		Sell any remaining Rights ☐ Sell all of my Rights ☐
C.	Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery)									=	$

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of common shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the common shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.
TO SELL: If I have checked either the box on line E or line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)/Seller(s)

Address for delivery of shares if other than shown on front

If permanent change of address, check here [ ]

Please give your telephone number:	( )

Please give your e-mail address:

SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F above): For value received, ___of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee)	Social Security Number

(Print Full Address)

(Print Full Address)

Signature(s) of Assignor(s)
IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.
Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:
a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.
Signature
Guaranteed

By	(name of Bank or Firm)

(Signature of Officer and Title)